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                                                                    Exhibit 3.26

                           ARTICLES OF INCORPORATION
                                      OF
                           RIVERBOAT SERVICES, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 202 of the Iowa Business Corporation Act, the undersigned, acting as incorporator(s) of a corporation, adopts the following articles of incorporation for the corporation:

1.   The name of the corporation is Riverboat Services, Inc.

2. The number of shares the corporation is authorized to issue is 10,000 of one class without par value.

3. The street address of the corporation's initial registered office in Iowa and the name of its initial registered agent at that office is: Curtis E. Beason, 600 Davenport Bank Building, Davenport, IA 52801.

4.   The name and address of each incorporator is:

     Curtis E. Beason
     600 Davenport Bank Building
     Davenport, IA  52801

5. A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 833 of the Iowa Business Corporation Act. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The directors of this corporation have agreed to serve as directors in reliance upon the provisions of this Article.


                                       RIVERBOAT SERVICES, INC.


                                       By    /s/ Curtis E. Beason
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